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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 2 to Registration Statement No. 333-31896 of C-Cube Semiconductor Inc. on Form S-1 of our report dated January 20, 2000 (February 10, 2000 as to Note 17) on the financial statements of C-Cube Microsystems Inc. appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 20, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE

San Jose, California
March 20, 2000